UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________________________________________

Date of Report (Date of earliest event reported): June 16, 2009

BRIGHT SCREENS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-147835	20-8768424
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2295 South Hiawassee Rd., Suite 418, Orlando, FL	32835
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 292-1000

10120 S. Eastern Ave., #2 Henderson, NV 89052
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

BRIGHT SCREENS, INC.

i

 Item 1.01.  Entry into a Material Definitive Agreement

The Merger

On June 16, 2009, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PrismOne Group, Inc., a privately held Nevada corporation (“PrismOne”), and Bright Screens Acquisition Corp. (“Acquisition Sub”), our newly formed wholly-owned Nevada subsidiary. In connection with the closing of this merger transaction, PrismOne merged with and into Acquisition Sub (the “Merger”) on June 16, 2009, with the filing of articles of merger with the Nevada Secretary of State.  Subsequently, on June 17, 2009, we merged with our Acquisition Sub in a short-form merger transaction under Nevada law in which we were the surviving entity and, in connection with this short form merger, changed our name to PrismOne Group, Inc., effective June 17, 2009.

In addition, pursuant to the terms and conditions of the Merger Agreement:

• Each share of PrismOne common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 0.4 shares of our common stock. As a result, the shareholders of PrismOne received 5,480,000 newly issued shares of our common stock.

• Each share of PrismOne Series A Preferred Stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive one share of our newly created Series A Preferred Stock. As a result, the Series A Preferred shareholders of PrismOne received 274,000 newly issued shares of our Series A Preferred Stock.

• Our board of directors was reconstituted to consist of Samir K. Burshan, Lori Burshan, David P. Sylvester, James Cohen, Jr., and James E. Zweifel, who prior to the Merger were the directors of PrismOne.

• Our sole officer and a director immediately prior to the Merger, Carl Wimmer, resigned from the board and from all offices.  Our other  director immediately prior to the effective time of the Merger, Rossana Ferriz, also resigned from our board.  Our Treasurer immediately prior to the effective time of the Merger, Mindy L. Smith, and our CTO immediately prior to the effective time of the Merger, Dr. Evan Arkas, also resigned from office.

• Our board appointed Samir K. Burshan as  our President and Chief Executive Officer, Lori Burshan as our Vice President of Marketing and Communications / External Relations, and Roger Wilbert as our Chief Technology Officer and Vice President of Product Development.

• Immediately prior to the Merger, Carl Wimmer, our former, CEO, CFO, and director, received a transfer of all assets and agreed to assume all liabilities related to our pre-merger business.

• Following the closing of the merger, Mr. Wimmer canceled and returned all 50,000,000 shares of his common stock.

• Following the closing of the merger, in a separate transaction, we authorized a forward split of 2.5 shares for each share of our common stock issued and outstanding at the time of the split.

• As a result, following these events, there were 22,200,000 shares of our common stock and 274,000 shares of our Series A Preferred Stock issued and outstanding.

• PrismOne provided customary representations and warranties and closing conditions, including approval of the Merger by its voting stockholders.

As of June 16, 2009 and currently, there are no material relationships between us or any of our affiliates and PrismOne, other than in respect of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference, and to the certificate of designation for our Series A Preferred Stock, which is filed as Exhibit 4.1.

Item 2.01.  Completion of Acquisition or Disposition of Assets

As used in this Current Report on Form 8-K, all references to the “Company,” “Bright Screens”, “we,” “our” and “us” or similar terms, refer to Bright Screens, Inc., including its predecessors and its subsidiaries, except where the context makes clear that the reference is only to PrismOne. PrismOne has conducted, and now we intend to conduct all operations through our wholly owned operational subsidiary acquired from PrismOne through the Merger, PrismOne Group LLC, a Florida limited liability company organized December 1, 2006. Unless otherwise stated herein, all discussion of PrismOne’s past and our future operations refer to our wholly owned subsidiary, PrismOne Group LLC.

Information about the Company and the principal terms of the Merger are set forth below.

Merger

The Merger. On June 16, 2009, in accordance with the Merger Agreement, PrismOne merged with and into our Acquisition Sub, and the stockholders of PrismOne received the right to receive 0.4 shares of our common stock for each issued and outstanding share of PrismOne’s common stock. Similarly, on June 16, 2009, in accordance with the Merger Agreement dated June 16, 2009, the stockholders of PrismOne received the right to receive one share of our Series A Preferred Stock for each issued and outstanding share of PrismOne’s Series A Preferred Stock.

On June 17, 2009 Carl Wimmer, our former President, CEO, CFO, and director, canceled and returned all 50,000,000 shares of his common stock into the treasury. Also on June 17, 2009, we authorized a forward split of 2.5 shares for each share of our common stock issued and outstanding at the time of the split. The effective date of this split is 10 days following the Merger.

As a result, following the Merger and the related transactions described herein, in exchange for 100% of the outstanding capital stock of PrismOne, the former common stockholders of PrismOne had the right to receive 13,700,000 shares of our common stock, which represents approximately 61.71% of our outstanding common stock, and 274,000 shares of our Series A Preferred Stock, which constitutes 100% of our outstanding Series A Preferred Stock, following the Merger and related transactions.

At the time of the Merger, neither we nor PrismOne had any options or warrants to purchase shares of capital stock outstanding.

There were 53,400,000 shares of our common stock outstanding before giving effect to the stock issuances in the Merger, the cancellation of shares by our former officer and director, and the forward split. Following these events, there were 22,200,000 shares of our common stock outstanding, including:

Shares	Held by:
13,700,000	PrismOne Shareholders
8,500,000	Existing shareholders

The shares of our common stock issued to former holders of PrismOne’s capital stock in connection with the Merger were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

Prior to the Merger, there were no material relationships between us and PrismOne, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

General Changes Resulting from the Merger. We intend to carry on the business of PrismOne as our sole line of business going forward. We will not continue any business operations associated with our prior business. We have relocated our principal executive offices to 2295 South Hiawassee Rd., Suite 418, Orlando, FL 32835, and our new telephone number is 321-292-1000.

Pre-Merger stockholders of PrismOne will be required to exchange their existing PrismOne stock certificates for our certificates. Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by the Financial Industry Regulatory Authority (“FINRA”), formerly known as the National Association of Securities Dealers or NASD. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. As of June 16, 2009, our shares were quoted on the OTCBB under the symbol “BRSR.” We anticipate that our symbol will change in the near future as a result of the change in the Company’s name to “PrismOne Group, Inc.”

The Merger and its related transactions were approved by the holders of a requisite number of shares of (i) PrismOne’s capital stockholders by written consent in lieu of a meeting, and (ii) Bright Screens Acquisition Corp.’s common stock by written consent in lieu of a meeting. Under Nevada corporate law, PrismOne’s stockholders who did not consent to the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that PrismOne pay them the fair value of their shares. Determination of fair value is based on all relevant factors, except for any appreciation or depreciation resulting from the anticipation or accomplishment of the Merger. One Hundred percent of the capital stockholders of PrismOne consented to the Merger and thus no appraisal rights may be exercised under Nevada law.

Changes to the Board of Directors and New Officers. Our sole officer and a director immediately prior to the Merger, Carl Wimmer, resigned from the board and from all offices.  Our other director immediately prior to the effective time of the Merger, Rossana Ferriz, also resigned from our board.  Our Treasurer immediately prior to the effective time of the Merger, Mindy L. Smith, and our CTO immediately prior to the effective time of the Merger, Dr. Evan Arkas, also resigned from office. Pursuant to the terms of the Merger Agreement, Samir K. Burshan, Lori Burshan, David P. Sylvester, James Cohen, Jr., and James E. Zweifel, who prior to the Merger were the directors of PrismOne, were appointed as our directors.   In addition, Our board appointed Samir K. Burshan as our President and Chief Executive Officer, Lori Burshan as our Vice President of Marketing and Communications / External Relations, and Roger Wilbert as our Chief Technology Officer and Vice President of Product Development.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment; Change of Control. The Merger is being accounted for as a “reverse merger,” as the stockholders of PrismOne  possess  majority voting control of the company immediately following the Merger and now control our board of directors. PrismOne is deemed to be the accounting acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations of PrismOne prior to the Merger will be reflected in the financial statements and will be recorded at the historical cost basis of PrismOne. Our consolidated financial statements after completion of the Merger will include the assets and liabilities of both companies, the historical operations of PrismOne, and our operations from the closing date of the Merger. Following the Merger our fiscal year-end has been changed from October 31 to December 31.As a result of the issuance of the shares of our common stock pursuant to the Merger, a change in control of the Company occurred on June 16, 2009. Except as described herein, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a future change of control of the Company. We will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Merger.

Description of Our Company

We were incorporated in the state of Nevada as Bright Screens, Inc. on March 30, 2007. We have held the exclusive worldwide license to a proprietary, patented video screen technology known as “Optical Channel Plates” and have been engaged in the development of the technology, preparing to undertake our initial marketing efforts. As a consequence of the Merger, we will no longer pursue the development and marketing of our technology. We have assigned these assets to our former president who has agreed to indemnify us against any related liabilities.

As a result of the Merger, we conduct all operations through our wholly owned operational subsidiary, PrismOne Group LLC, a Florida limited liability company organized December 1, 2006. Unless otherwise stated herein, all discussion of our operations, history and financial condition refer to our wholly owned subsidiary, PrismOne Group LLC.

Our offices are located at 2295 South Hiawassee Rd., Suite 418, Orlando, FL 32835. Our telephone number is 321-292-1000.

Description of Business

Overview

As a result of the Merger, we are now primarily engaged in the business of providing and managing communications, multimedia, and other network systems for businesses, buildings, and communities (our “Products” and “Services”).  Our Products are designed and manufactured by third parties which we then resell to our end user customers. We currently provide consulting, design, procurement, installation, integration, support, and management services related to our Products, and we are continually refining our Product offerings through research and assessments. Our Products and Services allow business or building managers to easily and efficiently consolidate and manage their network infrastructure, communications, multimedia, security, and environment needs, eliminating the difficulty and frustration of trying to operate and manage numerous, separate systems to meet these needs.

Networking

A network is a collection of computers connected to each other. Networks may be classified according to a wide variety of characteristics. A Local Area Network (“LAN”) is a network covering a small geographic area, like a home, office, or building.

A virtual private network (“VPN”) is a computer network in which some of the links between nodes are carried by open connections or virtual circuits in some larger network (e.g., the Internet) instead of by physical wires. The link-layer protocols of the virtual network are said to be tunneled through the larger network when this is the case. One common application is secure communications between physically remote through the public Internet, and may include explicit security features, such as authentication or content encryption.

An intranet is a set of networks, using the Internet Protocol and IP-based tools such as web browsers and file transfer applications, that are under the control of a single administrative entity. That administrative entity closes the intranet to all but specific, authorized users. Most commonly, an intranet is the internal network of an organization. A large intranet will typically have at least one web server to provide users with organizational information.

An extranet is a network that is limited in scope to a single organization or entity but which may also have limited connections to the networks of one or more other trusted organizations or entities (e.g., a company's customers may be given access to some part of its intranet creating in this way an extranet, while at the same time the customers may not be considered 'trusted' from a security standpoint).

Building Automation

A Building Automation System (“BAS”) is an example of a distributed control system. Building automation describes the functionality provided by the control system. The control system is a computer overseeing a network of electronic devices designed to monitor and control the mechanical and lighting systems in a building.

BAS core functionality can keep the building climate within a specified range, provide lighting based on an occupancy schedule, monitor system performance and device failures, and provide email and/or text notifications to building engineering staff. BAS functionality reduces building energy and maintenance costs when compared to a non-controlled building. A building controlled by a BAS is often referred to as an intelligent building system.

Controller

Controllers are essentially small, purpose-built computers with input and output capabilities. These controllers come in a range of sizes and capabilities to control devices commonly found in buildings, and to control sub-networks of controllers.

Inputs allow a controller to read temperatures, humidity, pressure, current flow, air flow, and other essential factors. The outputs allow the controller to send command and control signals to slave devices, and to other parts of the system. Inputs and outputs can be either digital or analog.

Controllers used for building automation can be grouped in 3 categories: PLCs, System/Network controllers, and Terminal Unit controllers.

PLC's provide the most responsiveness and processing power, but at a unit cost typically 2 to 3 times that of a System/Network controller intended for BAS applications. Terminal Unit controllers are usually the least expensive and least powerful.

PLC's may be used to automate high-end applications such as clean rooms or hospitals where the cost of the controllers is a lesser concern.

In office buildings, supermarkets, malls, and other common automated buildings the systems will use System/Network controllers rather than PLC's. Most System controllers provide general purpose feedback loops, as well as digital circuits, but lack the millisecond response time that PLC's provide.

System/Network controllers may be applied to control one or more mechanical systems such as an Air Handler Unit (AHU), boiler, chiller, etc., or they may supervise a sub-network of controllers.

Terminal Unit controllers are generally suited for control of lighting and/or simpler devices such as a package rooftop unit, heat pump, VAV box, or fan coil, etc. The installer typically selects one of the available pre-programmed personalities best suited to the device to be controlled, and does not have to create new control logic.

Occupancy

Occupancy is one of two or more operating modes for a building automation system. Unoccupied, Morning Warmup, and Night-time Setback are other common modes. Occupancy is usually based on time of day schedules. In Occupancy mode, the BAS aims to provide a comfortable climate and adequate lighting, often with zone-based control so that users on one side of a building have a different thermostat (or a different system, or sub system) than users on the opposite side. A temperature sensor in the zone provides feedback to the controller, so it can deliver heating or cooling as needed.

If enabled, Morning Warmup (“MWU”) mode occurs prior to Occupancy. During Morning Warmup the BAS tries to bring the building to setpoint just in time for Occupancy. The BAS often factors in outdoor conditions and historical experience to optimize MWU.

An override is a manually-initiated command to the BAS. For example, many wall-mounted temperature sensors will have a push-button that forces the system into Occupancy mode for a set number of minutes. Where present, web interfaces allow users to remotely initiate an override on the BAS.

Some buildings rely on occupancy sensors to activate lighting and/or climate conditioning. Given the potential for long lead times before a space becomes sufficiently cool or warm, climate conditioning is not often initiated directly by an occupancy sensor.

Lighting

Lighting can be turned on and off with a building automation system based on time of day, or the occupancy sensors and timers. One typical example is to turn the lights in a space on for a half hour since the last motion was sensed. A photocell placed outside a building can sense darkness, and the time of day, and modulate lights in outer offices and the parking lot.

Air handlers

Most air handlers mix return and outside air so less temperature change is needed. This can save money by using less chilled or heated water (not all AHUs use chilled/hot water circuits). Some external air is needed to keep the building's air healthy.

Analog or digital temperature sensors may be placed in the space or room, the return and supply air ducts, and sometimes the external air. Actuators are placed on the hot and chilled water valves and on the outside air and return air dampers. The supply fan (and return if applicable) is started and stopped based on either time of day, temperatures, building pressures or a combination of these factors.

Chilled water system

Chilled water is often used to cool a building's air and equipment. The chilled water system will have chiller(s) and pumps. Analog temperature sensors measure the chilled water supply and return lines. The chiller(s) are sequenced on and off to chill the chilled water supply.

Hot water system

The hot water system supplies heat to the building's air-handling units or VAV boxes. The hot water system will have a boiler(s) and pumps. Analog temperature sensors are placed in the hot water supply and return lines. Some type of mixing valve is usually used to control the heating water loop temperature. The boiler(s) and pumps are sequenced on and off to maintain supply.

Notifications

Many building automation systems have notification capabilities. If a problem is detected, it can be programmed to notify someone. Notification can be through a computer, pager, cellular phone, or audible alarm.

•	Common temperature notifications are Space, Supply Air, Chilled Water Supply and Hot Water Supply.
•	Differential pressure switches can be placed on filters to determine if they are dirty.
•	Mechanical failures of equipment can be determined and system managers notified.
•	Some valve actuators have end switches to indicate if the valve has opened or not.
•	Carbon monoxide and carbon dioxide sensors can be used to trigger notifications if levels are too high.
•	Refrigerant sensors can be used to indicate a possible refrigerant leak.
•	Current sensors can be used to detect low current conditions caused by slipping fan belts, or clogging strainers at pumps.

Some sites are programmed so that critical notifications are automatically re-sent at varying intervals. For example, a repeating critical notification might resend at 10 minutes, 30 minutes, and every 2 to 4 hours thereafter until the notifications are resolved.

Alarms

Security systems can be interlocked to a building automation system. If occupancy sensors are present, they can also be used as burglar alarms.

Fire and smoke alarm systems can be hard-wired to override building automation. For example: if the smoke alarm is activated, all the outside air dampers close to prevent air coming into the building, and an exhaust system can isolate the alarmed area and activate an exhaust fan to move smoke out of the area. Life safety applications are normally hard-wired to a mechanical device to override building automation control.

Home Automation

Home automation, also called smart homes or domotics, is a field within building automation, specializing in the specific automation requirements of private homes and in the application of automation techniques for the comfort and security of its residents. Although many techniques used in building automation (such as light and climate control, control of doors and window shutters, security and surveillance systems, etc.) are also used in home automation, additional functions in home automation can include the control of multi-media home entertainment systems, automatic plant watering and pet feeding, automatic scenes for dinners and parties, and a more user-friendly control interface.

In extreme installations, rooms can sense not only the presence of a person but know who that person is and perhaps set appropriate lighting, temperature and music/TV taking into account personal preferences, day of week, time of day, and other factors.  Other automated tasks may include setting the air conditioning to an energy saving setting when the house is unoccupied, and restoring the normal setting when an occupant is about to return. More sophisticated systems can maintain an inventory of products, recording their usage through an RFID tag, and prepare a shopping list or even automatically order replacements.

Home automation can be implemented in a very practical way. For example, when an alarm detects a fire or smoke condition, then all lights in the house will blink to alert occupants. Homeowners can also be alerted to a possible burglar through lights, video equipment, texts, or emails.

Our Products and Services

We are engaged in the business of providing and managing communications, multimedia, and other network systems for businesses, buildings, and communities. The rising demand for technological consolidation and accessibility in conjunction with the increasing affordability of automation and networking technology has resulted in what has thus far been a highly receptive market for our Products and Services.

Ideally, we work with builders and architects to include wiring for networking and automation in buildings as they are constructed. We obtain from suppliers, and provide to our customers, networking equipment and hardware to enable efficient use and management of computer networks, building controls, telephony, and even manufacturing or other industrial equipment as required by our customers. We integrate all of the systems together, so that businesses or building managers may easily and efficiently consolidate and manage their network infrastructure, communications, multimedia, security, operations, and environment needs. Thus, we seek to eliminate the difficulty and frustration of trying to operate numerous, separate systems from a variety of service providers, as well as provide the convenience of remotely monitoring and controlling a variety of systems. We currently provide consulting, design, procurement, installation, integration, support, and management services related to our Products, and we are continually refining our Product offerings through research and assessments.

We currently offer Products and Services in the following areas:

Computer Networking

We currently install and configure LANs, VPNs, Intranets, and Extranets to interconnect computers and other network-capable equipment for businesses, office buildings, and industrial facilities. This includes installing network servers, providing access to the internet, and providing management software to allow for network oversight and control both locally and remotely. The networks are the backbone of the other Products and Services we provide. By interconnecting all of the computer, communications, multimedia, security, HVAC, industrial, and other devices, we allow control of all these systems and devices through our management software, which can be accessed either locally or remotely through the internet, cell phones, or PDAs.

Communications

We offer Voice-over-Internet protocol (VoIP), a protocol optimized for the transmission of voice through the Internet or other packet-switched networks. VoIP is often used abstractly to refer to the actual transmission of voice (rather than the protocol implementing it). This latter concept is also referred to as IP telephony, Internet telephony, voice over broadband, broadband telephony, and broadband phones. Using a single network to carry voice and data is cost-efficient, especially where users have underused network capacity that can carry VoIP at no additional cost. VoIP-to-VoIP phone calls are sometimes free, while VoIP calls connecting to public switched telephone networks (VoIP-to-PSTN) may have a cost that is borne by the VoIP user. Voice-over-IP systems carry telephony signals as digital audio, typically reduced in data size through speech data compression techniques, encapsulated in a data-packet stream over IP.

We also offer On-Demand Provisioning to our clients. Through this unique service, clients have access to as many telephone lines as they need at any given time, rather than having a set number of lines. This eliminates concerns that incoming calls might be missed if all of a company’s lines are in use. Similarly, with On-Demand Provisioning, sales personnel and other employees never need to wait until a line is available to place an outgoing call because the number of lines available expands as demand expands and contracts as demand falls. Clients are then billed for their telecommunication usage on a monthly basis, based upon the average number of lines they use during the month.

Multimedia

Conference rooms or presentation rooms are pre-wired by us for Surround Sound and any other multimedia accessories. Proper wiring infrastructure brings the highest quality digital television signals to every room.  Early in the design process, we can work directly with the architect to design spaces that are ideal for multimedia presentations, video conferences, and other events.

 Facilities and Resources

As a result of the Merger, we now conduct our operations from our principal office located at 2295 South Hiawassee Rd., Suite 418, Orlando, FL 32835. We lease approximately 3,600 square feet of space at this location for monthly payments of $10,500, including utilities and all other costs. The lease on this location is scheduled to expire in 2011 and can be extended in two year increments. We have recently expanded our operations to an additional office located at 146 West Plant Street, Suite 300, Winter Garden, FL 34787 in anticipation of expanding our operations. We lease approximately 7,200 square feet of space at this location for monthly payments of $21,000, including utilities and all other costs. The lease on this location is scheduled to expire in 2014 and can be extended in two year increments.

Competition

We compete with a number of established companies that provide networking and communications solutions to business owners as well as those that sell and install Building Automation Systems. Companies who now specialize in residential systems also provide products and equipment to businesses, or could easily enter this market should they desire to do so. These companies enjoy brand recognition which exceeds that of our brand name. We compete with companies who have significantly greater financial, distribution, advertising, and marketing resources than we do, including:

•
EDS Enterprise Solutions is a subsidiary of Hewlett Packard, that claims to have founded the information technology outsourcing industry nearly 50 years ago. Today, EDS delivers a broad portfolio of information technology, applications and business process outsourcing services to clients in the manufacturing, financial services, healthcare, communications, energy, transportation, and consumer and retail industries, and to governments around the world. This includes communications and networking systems and solutions.

•
Home Automation Inc. supplies home control products for businesses and homeowners around the world.  Their products include home control systems, lighting control products, whole home audio products, and energy management tools. These may be installed in new or existing homes and may be accessed and controlled over the telephone or over the Internet.  They also offer interface options for their Home Control Systems, including Touchscreens, consoles, and software that allows users to access and control their homes over the Internet or via their Windows Media Center.  Their home automation accessories include a line of wireless security products, mounting equipment, sensors, cables, expansion accessories, and demo systems.

•
Custom Solutions, Inc. makes the HomeVision®, HomeVision-Pro, and HomeVision-PC that come with PC software.  Their HomeVision controller, brings together seven home automation features in a single unit, including video output (displays menus and control screen on the TV), two-way infrared (controls audio/visual equipment), two-way X-10 (controls and monitors lights, appliances, thermostats, security systems, etc.), 24 digital inputs/outputs (provides direct connections to other equipment), battery-backed clock (controls events based on time, date, sunset, etc.), two-way serial interface (provides full control and status reporting via a PC with voice recognition and voice response), and web server (provides control of HomeVision from any web browser).

•
AMX designs and manufactures hardware and software capable of remotely controlling a wide variety of equipment.  Typical uses include room automation in boardrooms, auditoriums, museums or home theaters, where users employ fixed and wireless touchscreens and remotes to control devices such as video projectors and displays, PCs, DVD and VCR players and recorders, cameras, teleconferencing systems, audio/video switchers and processing equipment, motorized projection screens, drapes, lighting, HVAC systems, and a wide variety of other types of equipment. Other common uses include entertainment systems, industrial command and control centers, security systems, hotels and restaurants.

•
Automated Logic Corporation offers building control solutions, and their systems are installed in commercial office buildings, industrial plants, critical mission facilities, healthcare facilities, educational facilities, government complexes, hospitality and entertainment venues and retail locations worldwide. Their clients range from small, family-owned businesses to large corporations such as Sun Microsystems, Harley-Davidson, Cisco Systems, UPS, Lockheed Martin, Conoco, and DuPont-Merck.

We compete primarily on the basis of quality, brand name recognition, and price. We believe that our success will depend upon our ability to remain competitive in our product areas. The failure to compete successfully in the future could result in a material deterioration of customer loyalty and our image and could have a material adverse effect on our business.

Intellectual Property

Once we determine the final design features for our BAS System Controller, we intend to file a patent on its unique features. We will file for patent pending status as we design and develop our first BAS System Controller. We will apply for patent protection and/or copyright protection in the United States.  We intend to undertake the process to trademark our logo, name, and other branding assets. With this action, we intend to lay claim to www.prismone.com as our primary website domain. Currently the domain is not being utilized for any viable business.

We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product design, proprietary manufacturing processes and technologies, product research and concepts and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Employees

Following the Merger, we have nine employees, including executive management, sales, and technical personnel. Our Senior Developer, Roger “JR” Wilber is a key employee whose efforts drive much of our product development.

Legal Proceedings

We are not a party to any pending legal proceedings. Pursuant to the terms of the Merger, responsibility for any liability emerging from our pre-merger business relies wholly with our pre-merger management.

Forward-Looking Statements

This Current Report contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation:

• Our limited and unprofitable operating history;
• The ability to raise additional capital to finance our activities;
• Legal and regulatory risks associated with the Merger;
• The future trading of our common stock;
• Our ability to operate as a public company;

•	General economic and business conditions;
•	The volatility of our operating results and financial condition; and
•	Our ability to attract or retain qualified senior scientific and management personnel.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report.

Information regarding market and industry statistics contained in this Current Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Plan of Operation

THE FOLLOWING DISCUSSION SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS CURRENT REPORT.

The following discussion reflects our plan of operation. This discussion should be read in conjunction with the audited financial statements of PrismOne for the fiscal years ended December 31, 2007 and 2008, and the unaudited financial statements of PrismOne for the three-month periods ended March 31, 2008 and 2009. This discussion contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements regarding our expected financial position, business and financing plans. These statements involve risks and uncertainties. Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this Current Report, particularly under the headings “Forward Looking Statements” and “Risk Factors.”

Overview

As a result of the Merger, we are now primarily engaged in the business of providing and managing computer, communications, multimedia, and other network systems for businesses, buildings, and communities (our “Products” and “Services”). Our Products and Services allow business or building managers to easily and efficiently consolidate and manage their network infrastructure, communications, multimedia, security, and environment needs, eliminating the difficulty and frustration of trying to operate numerous, separate systems to meet these needs. We currently provide consulting, design, procurement, installation, integration, support, and management services related to our Products, and we are continually refining our Product offerings through research and assessments.

Business of PrismOne

Thus far, we have focused on consolidating networking, internet, telephony, multimedia, and security functions for businesses. We intend to expand our service offerings in the next twelve (12) months. We feel that extended BAS products and services represent a growth opportunity, and will complement our existing offering of products and services.

Additionally, we believe that residential owners are also seeking technology that will enhance their at-home multimedia and communication experiences, increase their level of security, and save them money by reducing their energy usage. Residential consumers also seek convenience and remote access to manage their homes while they are away from them. However, we intend to focus primarily on commercial applications of building automation over the next twelve months. We may then seek to market our products and services to the home market.

Product Development

We are currently developing a proprietary building automation system based upon our experience with meeting the networking and communications needs of businesses.  Our system will be a reliable “core” to connect various devices, and feature an interface that allows the residential owner to manage them.  We expect that our network-connected device will be remotely accessible once connected to the internet or a private network.  We intend to develop our system to allow customers to control networked devices from a cell phone or PDA if a computer is not available.  This network will allow multiple users to share connected devices, and eliminate the need for duplicate purchases such as printers, scanners, and more.

We intend to design our core that connects users to their network to be interactive, capable of collecting and sending important information. For instance, employees or residents could set it to automatically message them (call, email, text message) when the security system is triggered. In addition, it should be able to log events, monitor energy consumption, and perform its own diagnostics and upgrades.  This integrated system will allow users to turn out the lights, lock the doors, lower the temperature, arm the alarm, turn off the computer, and set the coffee maker – all with a single application.  Systems that can be connected to this network include: computers, communications, multimedia, lighting, security, climate, irrigation, and appliances. Once connected, these systems can be easily managed through the PrismOne Integrated Workspace (business) portal interface in a variety of ways.  Our network infrastructure is also flexible in adapting to new technologies and peripherals.

We intend to add the following BAS controls to our product and service offerings: environmental controls, expanded security measures, neighborhood services, and remote manufacturing controls.

Environment

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Lighting:  Lights may be set to automatically turn on or off, or be integrated with the other modules to set automated scenes.  Lighting control is also convenient and energy-saving.  A building can have lighting controls installed at a very low cost. The security system automatically sends lighting commands when it is armed, disarmed, or triggered. Wall dimmer switches can also be installed that allow even more control and flexibility.

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Climate and Energy:  Our system controls the HVAC system and water heater, and can interface with the home's notification system and lighting control.  Climate controls are managed based on use.  Our Products will allow system management from any computer with an Internet browser (and the appropriate security clearance and passwords).  Authorized persons can:

➢	See the status and operation of HVAC system and water heater.
➢	Change HVAC and water heater temperature set-points and schedules.
➢	Create and modify schedules for heating and cooling remotely.
➢	Create HVAC and water heater vacation schedules for residents.
➢	Set a notification if the actual temperature exceeds the preset limits (This would indicate a malfunctioning system or perhaps a window left open with system running, etc.).
➢	Determine if the alarm system is armed or disarmed.
➢	Send messages to individual units (i.e. a FedEx or delivery is waiting in the leasing office).
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The system can also automatically page or e-mail maintenance personnel in the event of a system notification, and give them the address and problem. Cellular telephone and PDA notification are also available.

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System interfaces can control the air conditioning set-up or heat setback, and turn off the water heater when community residents arm the alarm system and leaves the unit. It will return the HVAC to its normal setting and re-energize the water heater upon the resident's return, or according to a preprogrammed schedule. A built-in delay is incorporated to ensure that hot water is available when a resident returns at day's end. Setting the system can also turn off selected lights.  The system is designed to eliminate unnecessary energy costs in unoccupied units by setting both time and temperature limits on operation. Unlike the practice of turning the main breaker off, this still allows for emergency operation in the event of extreme outdoor temperatures, to prevent pipe freezing or heat damage within the unit. Periodic fan operation can also be set to circulate air in the unit.  Future enhancements will allow the alarm system to be fully integrated into the Web interface, and allow residents to securely set their own schedules and set points via the Community Intranet.

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Irrigation:  Landscape irrigation can be managed during dry times and unpredictable weather forecasts that will keep residents from watering in the rain. Users can also track usage and adjust schedules to achieve best results.

Security

Security features such as access control, closed circuit cameras, motion sensors, and alarms provide protection and can be accessed remotely. The system can utilize a key-fob for arming and disarming. The alarm key-fob remote can also be utilized to control the site entry or parking entry gate(s), and allow access to 24-hour areas (i.e. fitness center, computer or business center, etc). An access logging system and time-lapse video recorder may be included for the owner’s benefit. The Energy Management Interface will control A/C set-up or heat set-back, and turn off the water heater when the resident arms the system to leave. It will return the HVAC to its normal setting and re-energize the water heater upon the resident’s return. Residences can also be pre-wired for an intercom or camera at the front door, providing additional security and convenience, especially for town homes and multi-story units.  Monthly security monitoring can be provided at a low rate.  To simplify wiring and control access, the alarm equipment can be located in the community media distribution center. This will allow protected access to AC power and a telephone connection for 24-hour monitoring.

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Access Control:  Electronic locks and gate systems allow building or community managers to grant access to the various areas of their property. SmartCards or electronic keys also save maintenance costs because they drastically reduce the need to replace locks when someone loses their keys or when guests visit. The access control system also gives an historical record of any monitored door on your property.

•	Video Surveillance: Video cameras can be included, which will allow residents to view common areas from their individual PCs or TVs depending on which design option is selected.
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Electronic Door Locks:   In mid-rise and high-rise projects; electronic door locks that are easily re-programmable from the Site management office can be included. This will preclude re-keying and can provide for automatic lockout and easy lock changes. Electronic keys can also provide controlled access to gates and common areas, and time-specific programs can be used for onsite maintenance staff or other personnel.

Neighborhood

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Concierge Services:  Concierge services can be integrated into a building's systems, enabling the connected property to offer services to its residents such as valet service, ordering dinner, or scheduling appointments.

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Clubhouse:  Our enabled Clubhouse uses the same technology described for homes. Each wall plate, however, will incorporate quad data jacks and the segregation of public/common and management networking infrastructures. Optional common facilities can be incorporated such as: Internet Cafes, Business Centers, Game Rooms, Home Theater, Cardio-Centers, Pubs, background music and many other options.

Remote Manufacturing Control

We intend to offer to our clients with industrial operations, the ability to control manufacturing and other industrial equipment remotely via internet connected devices. Specifically, we are working with a current client, Blue Earth Solutions, a company that recycles Styrofoam using sophisticated equipment and a proprietary solvent. We intend to connect their computer-controlled equipment to their LAN and WAN, enhance security to prevent tampering, and thus allow management to remotely monitor and, if necessary, control or shut-down their recycling line.

Anticipated Expenses in the next twelve months

Over the next twelve months, we intend to expand our marketing efforts and business operations. However, we intend to make expenditures related to these expansion efforts at a pace that will allow us to pay for such efforts through existing revenue streams. We anticipate that the approximate expenses associated with our business operations, including our marketing and BAS development, will be as follows for the next twelve months:

Item	Anticipated Cost
Cost of Goods Sold	$1,000,000
General and Administrative Expenses	$400,000
Payroll Expenses	$800,000
Licenses and Permits	$560,000
Marketing Expenses	$500,000
BAS Product Development	$300,000
Total	$3,560,000

As described above, we anticipate that we will require approximately $3,560,000 in order to fully implement our business plan in the next twelve months. We believe that we have sufficient funds and revenues from operations to continue to operate our business at its current level for the next twelve (12) months. We also believe, based upon our revenue growth in the three month period ended March 31, 2009, that our revenues from operations will be sufficient to cover the costs of our expanded marketing efforts and business operations. If our revenues are not sufficient to cover our business operations at their current or expanded levels, we may need to obtain additional debt or equity financing. We do not currently have any arrangements in place to secure such financing, and there is no guarantee that we will be able to obtain financing should it be required.

Sales and Distribution Strategy

Our goal is for our communications and networking Products and Services, including our Building Automation Systems, to become leading products in the marketplace. In order to achieve our goal, we intend to increase awareness of our Products and Services with potential customers, who we anticipate will be business owners, building managers, and community managers. Currently, we do not actively market our products or services but have relied on a word-of-mouth process to attract clients. While this has been successful, we believe that a much greater growth can be realized with the introduction of a coordinated marketing campaign. We intend to do this by engaging in the following:

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Attending national and regional networking, communications, and building technology events and conferences. There are events and conferences managed by regional and central institutions and organizations to promote products and services related to the computer networking, communications, and building technology industries. We plan to attend a number of events attended by merchants and representatives in these industries in order to further expose our product. These events will include trade meetings, promotional events, seminars, and conferences.

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Developing direct marketing programs to attract retailers. In addition to attending the foregoing conferences and seminars, we intend to market directly to wholesalers, residential owners, business owners, building managers, and community managers. Our marketing will include conducting seminars and the use of online and traditional advertising media such as newspapers and trade publications.

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Promoting to the public through internet-based and traditional media advertising. We intend to use Internet-based and traditional media to promote our product directly to the public to raise public awareness of our Products and Services. A priority for marketing will be to create a functional client facing web presence through our company website, www.prismone.net.

Intellectual Property Protection

We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product designs, proprietary manufacturing processes and technologies, product research and concepts, and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

We intend to undertake the process to trademark our logo, name, and other branding assets. We have already registered the domain name www.prismone.com as our primary website domain. Currently the domain is not being utilized for any viable business.

Sales Personnel

We do not currently employ any sales personnel. In the short term, we intend continue to to use the services of our management to sell our Product. As we expand our business operations, however, we plan to employ sales representatives to promote and sell our products and services to potential customers nationally and internationally. These sales representatives will be responsible for soliciting, selecting and securing accounts within a particular regional territory. We expect to pay such sales representatives on a commission basis. In addition, we may pay each sales representative a base salary. We expect to provide service and support to our sales representatives, including advertising and sales materials.

Financing

We anticipate that we will require approximately $3,560,000 in order to fully implement our business plan in the next twelve months. We believe, based upon our revenue growth in the three month period ended March 31, 2009, that our revenues from operations will be sufficient to cover the costs of our expanded marketing efforts and business operations. If our revenues are not sufficient to cover our business operations at their current or expanded levels, we may need to obtain additional debt or equity financing. We do not currently have any arrangements in place to secure such financing, and there is no guarantee that we will be able to obtain financing should it be required. In connection with raising this additional capital, we would incur appropriate accounting and legal fees. Should our revenues be sufficient to cover the costs of any such expansion, we will not seek additional financing.

Governmental Regulation

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of our industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. Aside from standard local and national building codes, the computer networking and building automation industries are not generally subject to special regulatory and/or supervisory requirements.

Compliance with Environmental Laws

We are unaware of and do not anticipate having to expend significant resources to comply with any environmental laws or regulations.

Critical Accounting Policies

Our significant accounting policies are described in Note 3 of the Financial Statements.

Results of Operations

Bright Screens generated no revenues from inception through the fiscal year ended October 31, 2008, and earned no revenues during the fiscal year ended October 31, 2008.  Bright Screens incurred operating expenses and net losses in the amount of $49,031 for the year ended October 31, 2008.  Bright Screens incurred operating expenses and net losses in the amount of $2,125 from inception on March 30, 2007 through the fiscal year ended October 31, 2007.  Bright Screens incurred total net losses of $51,156 from inception through October 31, 2008.

Bright Screens generated no revenue for the three and six month periods ended April 30, 2009 and 2008. During the three months ended April 30, 2009 and 2008, Bright Screens incurred expenses in the amount of $3,662 and $746, respectively. All of the operating costs were general and administrative. These expenses and lack of revenue led to a loss of $3,662 for the three months ended April 30, 2009 and a loss of $746 for the three months ended April 30, 2008. During the six months ended April 30, 2009 and 2008, Bright Screens incurred expenses in the amount of $7,221 and $4,893, respectively. All of the operating costs were general and administrative. These expenses and lack of revenue led to a loss of $7,221 for the six months ended April 30, 2009 and a loss of $4,893 for the six months ended April 30, 2008.

During the fiscal year ended December 31, 2008, PrismOne generated $1,248,618 in revenue compared to $721,660 during the fiscal year ended December 31, 2007. PrismOne’s Cost of Goods Sold was $433,334, Total Operating Expenses were $795,879, and Other Income and Expenses were $1,185, resulting in Net income of $20,590 for the fiscal year ended December 31, 2008. The previous year, PrismOne’s Cost of Goods Sold for the period was $209,919, Total Expenses were $510,307, and Other Income and Expenses were $11,476, resulting in Net income of $12,910 for the fiscal year ended December 31, 2007.

During the three month period ended March 31, 2009, PrismOne generated $977,544 in revenue compared to $253,698 during the same period the prior year. PrismOne’s Cost of Goods Sold was $258,802, Total Operating Expenses were $408,888, and Other Income was $178, resulting in Net income of $310,032 for the three month period ended March 31, 2009. The previous year, PrismOne’s Cost of Goods Sold for the period was $57,844, Total Expenses were $259,336, and Other Expenses were $2,272, resulting in a Net Loss of $65,754 for the three month period ended March 31, 2008.

Liquidity and Capital Resources

As of January 31, 2009, Bright Screens had Current Assets in the amount of $2,561, consisting entirely of cash. As of January 31, 2009, Bright Screens had Current Liabilities in the amount of $18,836. Bright Screens, therefore, had a working capital deficit of $16,275 as of January 31, 2009.

As of March 31, 2009, PrismOne had Current Assets in the amount of $701,524, consisting of $16,200 in Cash and $685,304 in Accounts Receivable. As of March 31, 2009, PrismOne had Current Liabilities in the amount of $472,173, consisting of $445,712 in Accounts Payable and $26,461 in Other Current Liabilities. Thus, as of March 31, 2009, PrismOne had working capital in the amount of $229,351.

We expect to spend approximately $3,560,000 to continue and expand our business operations, further develop and market our Products and Services, and to pay the professional fees associated with our business over the next twelve (12) months. As of March 31, 2009, we believe that we have sufficient cash and sufficient levels of revenue to operate our business for the next twelve months and to achieve our business goals. The success of our business plan during the next 12 months and beyond is contingent upon us generating sufficient revenue to cover our costs of operations, or upon us obtaining additional financing. Should our revenues be less than anticipated or our expenses be greater than anticipated, then we may seek to obtain business capital through the use of private equity fundraising or shareholders loans. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all. Similarly, there can be no assurance that we will be able to generate sufficient revenue to cover the costs of our business operations.

RISK FACTORS

The following are certain identifiable risk factors for PrismOne’s business operations.  Risk factors related to our former business operations have been excluded but can be found in prior filings with the Securities and Exchange Commission.

Risks Related to Our Financial Condition and Business Model

Because we have a limited operating history related to our current growth strategy, we are subject to the risks of failure associated with any new business ventures.

We have only recently incorporated our strategy of aggressively expanding our operations and have a limited operating history in this area on which potential investors can assess our performance and prospects. Potential investors should be aware that there is a substantial risk of failure associated with any new business strategy as a result of problems encountered in connection with their commencement of new operations. These include, but are not limited to, the entry of new competition, unknown or unexpected additional costs, and expenses that may exceed estimates.

If we are unable to continually upgrade and expand our systems, our business will fail.

If we are unable to continually upgrade and expand our systems in order to keep up with the technological change within our industry, we will not be able to compete within our industry and our business will fail. The networking and communications markets are characterized by rapidly changing technologies, evolving industry standards, changing customer needs, and frequent new product and service introductions. Our future success will depend, in part, on our ability to change and evolve, to use technologies effectively, to further expand our product lines, and to potentially develop new services to meet changing customer needs on a timely and cost-effective basis. There can be no assurance that we will be successful in this change and evolution on a timely basis. Although we intend to support emerging standards in the marketplace, there can be no assurance that industry standards will be established or, if they become established, that we will be able to conform to these new standards in a timely fashion and maintain a competitive position in the market.

Because we are dependent on third parties, should those services be interrupted or become more costly, we may experience a material adverse effect on the acceptance of our brand and on our business, financial condition, and operating results.

Because we are dependent on third parties, especially product manufacturers and distributors, we face potential losses if any of these products are interrupted or become more costly. Our operations and services are dependent on the protections of our equipment from fire, earthquakes, power loss, telecommunications failures and similar events. A significant portion of our equipment will be located at a single facility. Despite precautions taken by us, the occurrence of a natural disaster or other unanticipated problems at our corporate offices could cause interruptions in our services. We will seek to implement redundant or backup equipment and telecommunications facilities. Any accident, incident or system failure that causes interruptions in our operations could have a material adverse affect on our ability to provide services to our customers. Extensive or multiple interruptions in providing customers with access are a primary reason for customer decisions to abandon the use of services. Accordingly, any disruption of our services due to system failures could have a material adverse affect on our business, financial condition and results of operations. Additionally, any failure on the part of our Strategic Partners, upon whom we may rely to provide equipment and some support services, will reflect poorly upon our brand and result in reduced business and, therefore, reduced revenue.

Because we rely heavily upon third-party telecommunications providers, any disruption in that telecommunication will have adverse effects on our business operations.

If telecommunications providers lose service to their customers, our customers will not be able to remotely access many of our services. We will be relying on our own hosting and perhaps other web hosting companies to provide the telecommunications links for our customers to access their networked buildings and equipment. In the communications marketplace it is not unusual for telecommunications providers to lose service in a market area, although these problems are usually cured within 24 hours. Any accident, incident, system failure or discontinuance of operations involving a third-party telecommunications provider that causes our members or visitors to be unable to access our services could have a material adverse affect on our ability to provide services to our customers and, in turn, on our business, financial condition, and results of operations.

If there are events or circumstances affecting the reliability and security of the Internet, access to our services and/or the ability to safeguard confidential information could be impaired causing a negative effect on the financial results of our business operations.

Despite the implementation of security measures, our network infrastructures may be vulnerable to computer viruses, hacking or similar disruptive problems caused by customers, other Internet users, other connected Internet sites, and the interconnecting telecommunications networks. Such problems caused by third-parties could lead to interruptions, delays or cessation of service to our customers. Inappropriate use of the Internet by third-parties could also potentially jeopardize the security of confidential information stored in computer systems, which may deter individuals from becoming customers. Such inappropriate use of the Internet includes attempting to gain unauthorized access to information or systems, which is commonly known as “cracking” or “hacking.” Although we intend to implement security measures, such measures have been circumvented in the past, and there can be no assurance that any measures we implement would not be circumvented in future. Dealing with problems caused by computer viruses or other inappropriate uses or security breaches may require interruptions, delays or cessation of service to our customers, which could have a material adverse affect on our business, financial condition and results of operations.

If we are unable to integrate effectively and efficiently any new hardware or technology we may acquire in the future, our business may ultimately fail.

Part of our strategy includes acquiring additional hardware and continually offering the latest technology available. Unexpected costs or challenges may arise whenever new equipment and new technology is integrated into existing systems. Inefficiencies and difficulties may arise because of unfamiliarity with new equipment. Successful upgrades may require our management and other personnel to devote significant amounts of time to integrating the new technologies with some existing systems. These efforts may temporarily distract their attention from day-to-day business, and the development or acquisition of other business opportunities.

If we do not retain our key personnel and attract and retain other highly skilled employees, our business may suffer.

If we fail to retain, recruit, and motivate the necessary personnel, our business and our ability to obtain new customers, develop new products, and provide acceptable levels of customer service could suffer. The success of our business is heavily dependent on the leadership of our key management personnel and on our key employees. Our employment contracts with our corporate officers and certain other key employees are primarily "at will" employment agreements, under which either the employee or we may terminate employment. If any of these persons were to leave our company it could be difficult to replace them, and our business could be harmed. We do not have key-man life insurance.

Our success also depends on our ability to recruit, retain, and motivate highly skilled personnel. Competition for these persons in our industry is intense and we may not be able to successfully recruit, train, or retain qualified personnel.

If a downturn in general economic conditions or in the networking and communications industries occurs, our results of operations may be adversely affected.

Our business operations are affected by international, national and local economic conditions. A recession or downturn in the general economy, or in a region constituting a significant source of our customers, or a reduction in demand for networking and communications equipment and services, could harm our customers and consequently result in fewer customers utilizing our services, which would adversely affect our revenues.

Because we distribute product and provide services internationally, economic, political and other risks associated with our international sales and operations could adversely affect our operating results.

Since we sell our products and provide services worldwide, our business is subject to risks associated with doing business internationally. Accordingly, our future results could be harmed by a variety of factors, including:

•	changes in foreign currency exchange rates;
•	exchange controls;
•	changes in regulatory requirements;
•	changes in a specific country's or region's political or economic conditions;
•	tariffs, other trade protection measures and import or export licensing requirements;
•	potentially negative consequences from changes in tax laws or application of such tax laws;
•	difficulty in staffing and managing widespread operations;
•	changing labor regulations;
•	requirements relating to withholding taxes on remittances and other payments by subsidiaries;
•	different regimes controlling the protection of our intellectual property;
•	restrictions on our ability to own or operate subsidiaries, make investments or acquire new businesses in these jurisdictions; and
•	restrictions on our ability to repatriate dividends from our subsidiaries.

Our international operations are affected by global economic and political conditions. Changes in economic or political conditions in any of the countries in which we operate could result in exchange rate movement, new currency or exchange controls or other restrictions being imposed on our operations.

Fluctuations in the value of foreign currencies may adversely affect our results of operations. Because our financial results are reported in U.S. dollars, if we generate sales or earnings in other currencies, the translation of those results into U.S. dollars can result in a significant increase or decrease in the amount of those sales or earnings.

If our products contain defects, our reputation could be harmed and our results of operations adversely affected.

Some of our products are complex and may contain undetected defects. The occurrence of defects or malfunctions could result in financial losses for our customers and in turn termination of services, cancellation of orders, product returns and diversion of our resources. Any of these occurrences could also result in the loss of or delay in market acceptance of our products and services and a loss of sales.

Our board of directors may change our operating policies and strategies without prior notice or stockholder approval and such changes could harm our business and results of operations and the value of our stock.

Our board of directors has the authority to modify or waive certain of our current operating policies and strategies without prior notice and without stockholder approval. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and value of our stock. However, the effects might be to cause harm to us.

Our Executive Officers have significant influence over our affairs, and might cause us to engage in transactions that are not in our or our stockholders’ best interests.

In addition to managing us, our officers provide advice on our operating policies and strategies. Our officers may also cause us to engage in future transactions with them and their affiliates, subject to the approval of, or guidelines approved by, the Board of Directors. Our directors, however, rely primarily on information supplied by our officers in reaching their determinations. Accordingly, our officers have significant influence over our affairs, and may cause us to engage in transactions which are not in our best interest.

Because our President, Mr. Burshan, holds controlling interest in our issued and outstanding stock, he has the ability to direct the company in a direction with which other shareholders may not agree.

Burshan, LLC holds 12,330,000 shares of our common stock and 246,600 of our Series A Preferred Shares which is ninety percent (90%) of the total number of Series A Preferred Stock issued and outstanding and 55.54% of the common stock issued and outstanding. Mr. Samir Burshan controls the voting of these shares as the Manager of Burshan, LLC. In addition, Mr. Burshan personally owns 274,000 shares of our common stock and 5,480 shares of our Series A Preferred Stock. Thus, Mr. Samir Burshan beneficially owns and directly controls the voting of 92% of our Series A Preferred Stock and 56.77% of our common stock.  Also, Samir Burshan is the spouse of Lori Burshan.

Because each share of the Series A Preferred Stock represents fifty (50) votes in all matters put before the shareholders for a vote, Mr. Burshan will have a controlling  influence over the election of our Board of Directors and therefore control of our business. If Mr. Burshan determines to change the strategic director or operation of the company, he will be able to do so, irrespective of the approval of other shareholders.

Because executive management is free to devote time to other ventures, shareholders may not agree with their allocation of time.

The officers and directors will devote only that portion of their time, which, in their judgment and experience, is reasonably required for the management and operation of our business. Executive management may have conflicts of interest in allocating management time, services and functions among us and any present and future ventures which are or may be organized by our officers or directors and/or their affiliates.

Management will not be required to direct us as their sole and exclusive function, and they may have other business interests and engage in other activities in addition to those relating to us. This includes rendering advice or services of any kind to other investors and creating or managing other businesses similar to us. Neither we nor any of the shareholders shall have the right, by virtue of the Operating Agreement or the relationship created thereby, in or to such other ventures or activities, or to the income or proceeds derived therefrom.

Because the market may respond to our business operations and that of our competitors, our stock price will likely be volatile.

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by the FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares are quoted on the OTCBB under the symbol “BRSR.” We anticipate that the market price of our Common Stock will be subject to wide fluctuations in response to several factors, including: our ability to develop projects successfully; increased competition from competitors; and our financial condition and results of our operations.

Because we completed a merger through a "reverse merger," we may not be able to attract the attention of major brokerage firms.

There may be risks associated with our becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

Risks Related to Legal Uncertainty

Because our articles of incorporation and bylaws and Nevada law limit the liability of our officers, directors, and others, shareholders may have no recourse for acts performed in good faith.

Under our articles of incorporation, bylaws and Nevada law, each of our officers, directors, employees, attorneys, accountants and agents are not liable to us or the shareholders for any acts they perform in good faith, or for any non-action or failure to act, except for acts of fraud, willful misconduct or gross negligence. Our articles and bylaws provide that we will indemnify each of our officers, directors, employees, attorneys, accountants and agents from any claim, loss, cost, damage liability and expense by reason of any act undertaken or omitted to be undertaken by them, unless the act performed or omitted to be performed constitutes fraud, willful misconduct or gross negligence.

If new legislation, including the Sarbanes-Oxley Act of 2002, makes it more difficult for us to retain or attract officers and directors, we may be unable to hire such personnel and our business operations may be materially negatively impacted.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. As a public company, we are required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees. All of our officers and directors were appointed on the effective date of the Merger. All of our directors hold office until the next annual meeting of stockholders and their successors are duly elected and qualify. Executive officers serve at the request of the board of directors.

Name	Age	Office(s) held
Samir K. Burshan	44	President, CEO, Director
Roger Wilbert	34	Chief Technology Officer, VP- Product Development
Lori Burshan	45	VP – Marketing and Communications/External Relations, Director
David P. Sylvester	50	Director
James Cohen, Jr.	27	Director
James E. Zweifel	47	Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Samir Khalil Burshan – Mr. Burshan has served as the Managing Member of our wholly owned operating subsidiary, PrismOne Group LLC, since its inception in December 2006, and is also our President, CEO, director, and Chairman of the Board. Mr. Burshan is primarily responsible for our general business strategy as well as managing all of our operations and personnel. He has also served on the Board of Edgewood Children’s Ranch since June 2006, on the board of Blue Earth Solutions, Inc. since 2008, serves on the Board of Trustees for the West Orange Chamber of Commerce, is a member of the West Orange Chamber Committee of 101, and represents PrismOne as Trustee representative to the West Orange Chamber. Previously, Mr. Burshan served as Managing Member of Step2 TechKnowledgies Group LLC between 2004 and 2006, where was in charge of overseeing all operations of the company as well as determining its broader business strategy. Between 1998 and 2006, Mr. Burshan served as President of Step2 Technologies, Inc. where was similarly in charge of overseeing all operations of the company as well as determining its broader business strategy. Prior to this, Mr. Burshan served as Director of Technology for Hellmuth, Obata & Kassabuam between 1990 and 1998. He graduated from Washington University in St. Louis with a Bachelor of Arts, in Architecture in 1987, a Masters Degree in Architecture in 1989, and a Masters Degree in Construction Administration in 1989.

Roger Wilbert – Mr. Wilbert has served since as the Chief Technology Officer and Vice-President of Product Development of our wholly owned operating subsidiary, PrismOne Group LLC, since inception  in December 2006 and holds identical titles with us. Prior to this, between 2005 and 2006 he worked as a consultant at Layer Seven Solutions where his duties included software and network design and development. Between 2003 and 2005, he worked as Senior Systems Engineer at Caldwell Banker Florida where his duties included Network infrastructure and server support.

Lori Jensen Burshan – Lori Burshan joined PrismOne Group LLC in January of 2009 as Vice President in charge of Marketing and Communications/External Communications, and joined our Board of Directors upon our incorporation. Prior to joining PrismOne, Mrs. Burshan had a 24-year career (1984-2008) in Commercial Printing and Marketing, helping build Designers’ Press Inc. into the largest privately held commercial printer in Central Florida. At Designers’ Press, Mrs. Burshan held the position of Senior Account Executive, and was responsible for generating an maintaining sales leads and client accounts. Mrs. Burshan has been a member of the Health Central Hospital Foundation Board of Directors since 2004, where she has served as Chairman of the Board (2007-2008), Executive Board (2005-2009) and various committees. She recently joined the Central Florida YMCA as a Board Member for the Roper YMCA (since 2008). Mrs. Burshan is currently a Sustaining Member of the West Orange Junior Service League (since 2000) where she served as two-time President (2003-2005) and Board member (2001-2007).

David P. Sylvester – Mr. Sylvester has been a member of our Board of Directors since our incorporation. Since 1997, he has worked as a Senior Vice President of Health Central Hospital/Administrator of Health Central Park in Winter Garden, Florida, where he directs overall facility operations for the 228 bed adult day care program, as well as serving on Executive Hospital Management Team. Mr. Sylvester has been President of the Health Central Foundation since 2008, was President of the Florida Healthcare Association between 2006 and 2008, and was a founding member and current Secretary of the FHCA Quality Foundation. He graduated magna cum laude from Thomas College with a Bachelor of Science/Management in Management in 1988, and from Rollins College Crummer Graduate School of Business executive program with an MBA in 2000.

James Cohen, Jr. – Mr. Cohen has been a member of our Board of Directors since our incorporation.  He is also a member of the Board of Directors and the Vice President of Business Development for Blue Earth Solutions, Inc.  From 2003-2008 Mr. Cohen worked as a Real Estate Agent and owner of IDX Realty Inc. where he was responsible for managing other real estate agents and marketing the services of IDX Realty. During this period, he also opened a net branch mortgage company with Christian Financial. Previously, Mr. Cohen served as General Manager of both La Dolce Sera Restaurant (2004-2005) and Classic Catering (2003-2005). He graduated from Florida State University with a Bachelor’s Degree in Economics in 2003.

James E. Zweifel – Mr. Zweifel has been a member of our Board of Directors since our incorporation. He is the Owner and Broker of CENTURY 21 Professional Group Inc, which has offices in the Orlando & Ocoee areas of Florida. He is responsible for managing real estate agents, marketing his company’s services, and overseeing daily operations. He has developed his company into one of the largest CENTURY 21 Companies in the United States.  His offices have received numerous awards for excellent “Quality Service” as well as outstanding achievements in production.  Mr. Zweifel is very active with the Orlando Realtor Association, the Chamber of Commerce, the Rotary and many other local organizations.  Mr. Zweifel graduated from the University of Central Florida with a Bachelor’s Degree in Finance in 1985, and also earned a Bachelor’s Degree in Advertising from Northwood University in Midland, MI in 1982.

Directors

Our bylaws authorize no less than one (1) and no more than twelve (12) directors. We currently have five directors.  Pursuant to the terms of the Merger Agreement, Samir K. Burshan, Lori Burshan, David P. Sylvester, James Cohen, Jr., and James E. Zweifel, who prior to the Merger were the directors of PrismOne, were appointed as our directors.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers, except that two of our officers and directors, Samir Burshan and Lori Burshan, are husband and wife.

Meetings of Our Board of Directors

Our board of directors did not hold any meetings during the most recently completed fiscal year end. Various matters were approved by consent resolution, which in each case was signed by each of the members of the Board then serving.

Committees of the Board

We do not currently have a compensation committee, executive committee, or stock plan committee.

Audit Committee

We do not have a separately-designated standing audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Nomination Committee

Our Board of Directors does not maintain a nominating committee. As a result, no written charter governs the director nomination process. Our size and the size of our Board, at this time, do not require a separate nominating committee.

When evaluating director nominees, our directors consider the following factors:

•	The appropriate size of our Board of Directors;
•	Our needs with respect to the particular talents and experience of our directors;
•
The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	Experience in political affairs;
•	Experience with accounting rules and practices; and
•	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. The Board does not typically consider shareholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

Executive Compensation

Compensation Discussion and Analysis

We presently do not have employment agreements with any of our named executive officers and have not established any overall system of executive compensation or any fixed policies regarding compensation of executive officers.  Currently, the objective of our executive compensation is to provide cash reimbursement for the time spent by our active executive officers to the extent feasible and appropriate in light of our current stage of development.   Our executive officers hold substantial ownership in the company and are motivated by a strong entrepreneurial interest in developing our operations and revenue streams to the best of their abilities.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Samir Burshan, CEO, President, Director	2008 2007	175,000 175,000	- -	- -	- -	- -	- -	- -	175,000 175,000
Roger Wilbert, CTO, VP Product Development	2008 2007	130,000 130,000	- -	- -	- -	- -	- -	- -	130,000 130,000
Lori Burshan, VP Marketing and Communications / Ext Relations	2008 2007	- -	- -	- -	- -	- -	- -	- -	- -
Carl Wimmer, former President	2008 2007	- -	- -	- -	- -	- -	- -	- -	- -
Rossanna Ferriz, former Director	2008 2007	11,000 -	- -	- -	- -	- -	- -	- -	11,000 -
Mindy Smith, former Treasurer	2008 2007	10,000 -	- -	- -	- -	- -	- -	- -	10,000 -
Evan Arkas, former CTO	2008 2007	7,500 -	- -	- -	- -	- -	- -	- -	7,500 -

Narrative Disclosure to the Summary Compensation Table

We do not have written employment contracts with our executive officers. We are currently in the process of negotiating employment agreements with executive officers.

We currently pay Mr. Burshan an annual salary of $175,000, Mr. Wilbert an annual salary of $130,000, and Mrs. Burshan an annual salary of $75,000, although we reserve the right to increase their salaries in the future. Our executive officers are also entitled to participate in any standard employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, vacation plans, expense reimbursement plans and other benefit plans which we may from time to time have in effect for our senior executives or other employees.

Stock Option Grants

We have not granted any stock options to the executive officers or directors since our inception.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Samir Burshan, CEO, President, Director	-	-	-	-	-	-	-	-	-
Roger Wilbert, CTO, VP Product Development	-	-	-	-	-	-	-	-	-
Lori Burshan, VP Marketing and Communications / Ext Relations	-	-	-	-	-	-	-	-	-
Carl Wimmer, former President	-	-	-	-	-	-	-	-	-
Rossanna Ferriz, former director	-	-	-	-	-	-	-	-	-
Mindy Smith, former Treasurer	-	-	-	-	-	-	-	-	-
Evan Arkas, former CTO	-	-	-	-	-	-	-	-	-

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Samir Burshan	$175,000	-	-	-	-	-	-
Lori Burshan	-	-	-	-	-	-	-
David Sylvester	-	-	-	-	-	-	-
James Cohen, Jr.	-	-	-	-	-	-	-
James Zweifel	-	-	-	-	-	-	-
Carl Wimmer, former director	-	-	-	-	-	-	-
Rossanna Ferriz, former director	$11,000	-	-	-	-	-	-

Narrative Disclosure to the Director Compensation Table

Directors do not currently receive any cash compensation from the Company or for their service as members of the Board of Directors.  The compensation summarized above reflects the compensation each of our directors received in their capacities as executive officers of the Company.  We expect to compensate our directors through stock options once a plan has been put in place.  We have no stock option plan as of the date of this Offering Memorandum.  We also plan to reimburse our directors a nominal fee for attending meetings and for travel expenses.

Employment Agreements with Current Management

We do not currently have any employment agreements in place with any of our executive officers. We are currently in the process of negotiating employment agreements with executive officers.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our capital stock by each executive officer and director, by each person known by us to beneficially own more than 5% of any class of Stock and by the executive officers and directors as a group. Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 274,000 Shares of Series A Preferred Stock and on 22,200,000 Shares of Common Stock issued and outstanding following the Merger and the related events described herein. Holders of our Series A Preferred Stock have 50 votes for each share of stock held. The address for each beneficial owner listed below is 2295 South Hiawassee Rd., Suite 418, Orlando, FL 32835.

Title of class	Name and address of beneficial owner (1)	Amount of beneficial ownership	Percent of class
Current Executive Officers & Directors:
Common Stock	Samir Burshan	25,208,000 Shares(2)	70.22%
Common Stock	Lori J. Burshan	548,000 Shares(3)	1.53%
Common Stock	Jamie Zweifel	1,096,000 Shares(4)	3.05%
Series A Preferred	Samir Burshan	252,080 Shares(5)	92.0%
Series A Preferred	Lori J. Burshan	5,480 Shares	2.0%
Series A Preferred	Jamie Zweifel	10,960 Shares	4.0%
Total of All Current Directors and Officers:
Series A Preferred		268,520 Shares	98.00%
Common		26,852,000 Shares	74.80%
More than 5% Beneficial Owners

None		None

(1)
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date. Each share of Series A Preferred Stock owned by a shareholder represents 50 shares of common stock when calculating the beneficial ownership of common stock. Percentage ownership is thus calculated using all shares of common stock currently owned by the shareholder plus all shares of common stock issuable upon conversion of the shareholder’s preferred stock in the numerator.  The denominator is the total number of common shares issued and outstanding plus all shares of common stock issuable upon conversion of all preferred stock (a total of 35,900,000 shares).

(2)
Includes 274,000 shares of common stock held by Mr. Burshan, together with 274,000 shares of common stock issuable upon conversion of the Series A Preferred Stock held by Mr. Burshan, 12,330,000 shares of common stock held by Burshan, LLC, and an additional 12,330,000 shares of  common stock issuable to Burshan, LLC upon conversion of the  Series A Preferred Stock held by that entity.  Mr. Burshan, as the manager of Burshan, LLC, has the authority to control voting and investment decisions regarding the entity’s shares of common and preferred stock.  Samir Burshan is the spouse of Lori Burshan.

(3)	Includes 274,000 shares of common stock held by Mrs. Burshan, together with 274,000 shares of common stock issuable upon conversion of the Series A Preferred Stock held by Mrs. Burshan.

(4)	Includes 548,000 shares of common stock held by Mr. Zweifel, together with 548,000 shares of common stock issuable upon conversion of the Series A Preferred Stock held by Mr. Zweifel.

(5)	Includes 5,480 shares of Series A Preferred Stock held by Mr. Burshan, together with 246,600 shares of Series A Preferred Stock held by Burshan, LLC.

Certain Relationships and Related Transactions

With the exception of the Merger, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

Item 3.02.   Unregistered Sales of Equity Securities

In connection with the Merger, each share of PrismOne’s issued and outstanding common stock immediately prior to the closing of the Merger was converted into the right to receive 0.4 shares of our common stock. Therefore, 5,480,000 shares of our common stock were issued to the former holders of common stock of PrismOne on as of the effective date of the Merger in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act. Immediately following the Merger, we authorized a forward split of 2.5 shares for each share of our common stock issued and outstanding at the time of the split.

In addition, as a consequence of the Merger, each share of PrismOne’s issued and outstanding Series A Preferred Stock immediately prior to the closing of the Merger was converted into the right to receive one share of our Series A Preferred Stock. As a result, we issued 274,000 shares of Series A Preferred Stock to the former holders of Series A Preferred Stock of PrismOne on the effective date of the Merger in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. Immediately following the Merger and the subsequent events reported herein, there were 22,200,000 shares of our common stock, and 274,000 shares of our Series A Preferred Stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

Series A Preferred Stock

We have 274,000 shares of Series A Preferred Stock authorized, and 274,000 Series A Preferred shares were issued and outstanding as of the close of the Merger. The Par Value of our Series A Preferred Stock is $0.001 per share. The following summary is qualified in its entirety by the full copy of the Certificate of Designation of Series A Preferred Stock attached hereto as an Exhibit.

1. Dividends. The holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, shall be entitled to receive when, as and if declared by the Board of Directors and subject to certain limits, annual cumulative dividends at a rate of 6.5% on the stated value of $10.00 per Share, payable on December 31 of each year in cash or common stock valued at the average closing price for the preceding twenty trading days.

2. Voting Rights of Series A Preferred Stock. The shares of the Series A Preferred Stock shall have fifty (50) votes per share of preferred on all matters submitted to a vote of the common stockholders of the corporation.

3. Conversion Rights.  At any time, any holder of Series A Preferred Stock shall have the right, at its option, to convert all or any portion of the shares of Series A Preferred Stock (including any fraction of a share) held by such holder into a number of shares of fully paid and nonassessable Common Stock at the rate of fifty (50) shares of Common Stock for each full share of Series A Preferred Stock, subject to adjustment.

Registration Rights

We have not agreed to file a registration statement for any of the shares issued in connection with the Merger.

Market Price and Dividends

PrismOne is, and has always been, a privately-held company. There has never been a public market for the securities of PrismOne. PrismOne has never declared or paid any cash dividends on its capital stock. In addition, there has never been a trading market for PrismOne’s common stock.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Trading Information

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by the FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. As of June 16, 2009, our shares were quoted on the OTCBB under the symbol “BRSR.” We anticipate that our symbol will change in the near future as a result of the change in the Company’s name to “PrismOne Group, Inc.”

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending July 31, 2008
Quarter Ended	High $	Low $
July 31, 2008	n/a	n/a
April 30, 2008	n/a	n/a
January 31, 2008	n/a	n/a
October 31, 2007	n/a	n/a

Quarter Ended	High $	Low $
July 31, 2007	n/a	n/a
April 30, 2007	n/a	n/a
January 31, 2007	n/a	n/a
October 31, 2006	n/a	n/a

Transfer Agent

The transfer agent for our common stock is Empire Stock Transfer Co.

Item 5.01.  Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Immediately prior to the effective time of the Merger, Carl Wimmer, Rossana Ferriz, Mindy L. Smith, and Dr. Evan Arkas resigned as officers and directors. There were no known disagreements with the departing officers and directors on any matter relating to our operations, policies, or practices. Pursuant to the terms of the Merger Agreement, our new directors and officers are as set forth herein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. Pursuant to the terms of the Merger Agreement, Samir K. Burshan, Lori Burshan, David P. Sylvester, James Cohen, Jr., and James E. Zweifel, who prior to the Merger were the directors of PrismOne, were appointed as our directors.

Item 5.03.  Amendments to Articles of Incorporation; Change in Fiscal Year.

Subsequent to the merger between us and PrismOne, on June 17, 2009, we merged our Acquisition Sub with and into the Company in a short-form merger transaction under Nevada law and, in connection with this short form merger, changed the name of the Company to “PrismOne Group, Inc.”

Prior to the Merger, our fiscal year end was July 31 and the fiscal year end for PrismOne was December 31.  Accordingly, and following the interpretive guidelines of the Commission, we have elected to formally change our fiscal year end to match its accounting predecessor’s fiscal year end. On June 17, 2009, the Board of Directors of the Company acted by unanimous written consent to change the Company’s fiscal year end from October 31 to December 31. As a result of the interpretive guidelines of the Commission mentioned above, no transition report is required in connection with such change in fiscal year end.

Item 9.01.  Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), the audited financial statements of our predecessor PrismOne Group, Inc., a Nevada corporation, for the fiscal years ended December 31, 2008 and 2007, and the unaudited financial statements of our predecessor PrismOne Group, Inc., a Nevada corporation, for the three month periods ended March 31, 2009 and 2008, are filed in this Current Report on Form 8-K as Exhibit 99.1.

(b) Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(c)  Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Agreement of Merger and Plan of Merger
3.1	Articles of Incorporation for Bright Screens, Inc., as amended
3.2	Bylaws for Bright Screens, Inc.
4.1	Certificate of Designation – Series A Preferred Stock
23.1	Consent of Moore & Associates, Chartered, Independent Registered Public Accounting Firm.
99.1
Audited financial statements of PrismOne Group, Inc. for the fiscal years ended December 31, 2008 and 2007, and the unaudited financial statements of PrismOne Group, Inc. for the three month periods ended March 31, 2009 and 2008

99.2	Unaudited condensed combined pro forma balance sheet as of March 31, 2009; and unaudited condensed combined pro forma statement of operations for the period from inception through March 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 19, 2009	PrismOne Group, Inc.

By: /s/Samir K. Burshan
Samir K. Burshan
Chief Executive Officer